EXHIBIT 10.4
THIS AGREEMENT made effective as of the 31st day of August, 2005.
BETWEEN:
NUCRYST PHARMACEUTICALS CORP., a body corporate duly incorporated under the laws of the Province of Alberta (hereinafter referred to as the “Borrower”)
OF THE FIRST PART
- and -
THE WESTAIM CORPORATION, a body corporate duly incorporated under the laws of the Province of Alberta (hereinafter referred to as the “Lender”)
OF THE SECOND PART
SECOND AMENDED AND RESTATED LOAN AGREEMENT
PREAMBLE
WHEREAS:
A. Westaim Biomedical Corp. (now known as Nucryst Pharmaceuticals Corp.) and the Lender entered into a loan agreement made effective December 31, 1998, as amended by a loan amending agreement between the Borrower and the Lender made effective January 1, 2004 (collectively the “Original Agreement”);
B. The Original Agreement was superseded and replaced by the amended and restated loan agreement between the Borrower and the Lender made as of the Effective Date (the “First Restated Agreement”);
C. The Borrower is the wholly owned subsidiary of the Lender;
D. In connection with the redemption of certain preferred shares of the Borrower held by the Lender, the Borrower has issued a promissory note to the Lender in the principal amount of $11,786,797.00 (the “Promissory Note”);
E. The entire principal amount of $11,786,797.00 evidenced by the Promissory Note remains outstanding;

F. The Borrower and the Lender have agreed that the entire principal amount evidenced by the Promissory Note shall form part of the Indebtedness under this Agreement;
G. The Borrower and the Lender have agreed to amend and restate the First Restated Agreement in the manner set forth in this Agreement and that this Agreement from and after the Effective Date shall supersede and replace the First Restated Agreement and the Promissory Note in all respects;
H. The total Indebtedness of the Borrower to the Lender as of the Effective Date is $52,192,505.38, and further advances may be made to the Borrower from time to time upon the terms and conditions herein set forth.
           NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these premises and the promises herein contained the parties hereto agree as follows:
ARTICLE 1
1.1	Definitions
          In this Agreement unless there is something in the subject matter or context inconsistent therewith:
(a)	“Change of Control” means the acceptance by the holders of voting securities of the Borrower, representing in the aggregate fifty (50%) percent or more of all issued voting securities of the Borrower, of any offer, whether by way of a takeover bid or otherwise, for all or any of the outstanding voting securities of the Borrower; provided that no Change of Control shall be deemed to have occurred if upon completion of any such transaction individuals who were members of the board of directors of the Borrower immediately prior to the effective date of such transaction constitute a majority of the board of directors of the resulting corporation following such effective date;

(b)	“Effective Date” means August 31, 2005;

(c)	Event of Default” or “event of default” means any of the events mentioned in section 6.1 hereof;

(d)	“General Security Agreement” means the amended and restated general security agreement to be executed and delivered by the Borrower in favour of the Lender forthwith upon execution of this Agreement to secure all Indebtedness and providing for a continuing security interest in all of the present and after acquired personal property of the Borrower and a land charge;

(e)	“Generally Accepted Accounting Principles” means those accounting principles recommended by the Canadian Institute of Chartered Accountants and includes any recommendation in its Handbook concerning accounting treatment or statement presentation, such recommendation to be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers and reference herein to “Generally Accepted Accounting Principles” shall be interpreted accordingly;

(f)	“Hazardous Materials” means any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing:
(i)	radioactive material;

(ii)	explosives;

(iii)	any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;

(iv)	any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:
(A)	endangers the health, safety or welfare of persons or the health of animal life;

(B)	interferes with normal enjoyment of life or property; or

(C)	causes damage to plant life or to property;
(v)	toxic substances including, without restriction ureaformaldehyde foam insulation, asbestos and poly-chlorinated biphenyls; and

(vi)	substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated over the Borrower, the Lender or any property of the Borrower;
(g)	“Hazardous Materials Claims” means any and all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against the Borrower or its property relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials;

(h)	“Hazardous Materials Laws” means any federal, provincial or municipal laws, ordinances, regulations or policies relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the property of the Borrower, including, without limitation, all legislation and regulations thereunder;

(i)	“Indebtedness” means the principal sum or aggregate amount outstanding at any given time of all loans and advances made, or which may be made, by the Lender to the Borrower (including the Loan) and interest on such loans and advances and all costs, charges and expenses of, or incurred by the Lender, in connection with any Security and in connection with all property covered by or comprised in such Security (whether in protecting, preserving, realizing or collecting any such Security or property or attempting so to do or otherwise), and all other obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, of the Borrower to the Lender arising from this or any agreement or dealings between the Lender and the Borrower or from any agreement or dealings with any person by which the Lender may be or become in any manner whatsoever a creditor of the Borrower or otherwise howsoever arising and whether the Borrower be bound alone or with another or others and whether as principal or surety. The definition of the word “Indebtedness”:
(i)	applies even if the total lines of credit and advances, other outlays and interest exceed the amount of the Loan; and

(ii)	includes all reasonable legal fees and disbursements incurred by the Lender as between a solicitor and his own client in connection with the preparation, execution and registration as appropriate, of this Agreement and any and all promissory notes and the Security and in respect of any actions which may be taken by the Lender to collect any monies constituting part of the Indebtedness, including, without limitation, protecting, preserving, realizing or collecting on any Security or property or attempting so to do or otherwise, it being the express intention of the parties that the word “Indebtedness” include such amount as is necessary to indemnify and save harmless the Lender from all such costs, expenses and monies as aforesaid;
(j)	“Interest Rate” means:
(i)	during the period when and for so long as the Borrower is a wholly-owned subsidiary of the Lender:
(A)	the rate of fifteen percent (15%) per annum with respect to the portion of the Loan advanced from time to time for the purposes of funding the acquisition by the Borrower of manufacturing assets, which portion of the Loan totals $7,005,129.60 as of the Effective Date; and

(B)	the rate of ten percent (10%) per annum with respect to the balance of the Indebtedness, which totals $45,187,375.78 as of the Effective Date;
(ii)	upon and from the happening of any event pursuant to which the Borrower is no longer a wholly-owned subsidiary of the Lender, the rate of ten percent (10%) per annum with respect to the entire Indebtedness;
(k)	“Loan” means the principal amount of funds advanced from time to time by the Lender to the Borrower;

(l)	“Material Transaction” means any transaction or series of transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, transfer, sale, lease or otherwise) whereby all or substantially all of the undertaking, properties, rights or assets of the Borrower would become the property of any other person;

(m)	“Offering” means the initial public offering of any or all of the common shares of the Borrower;

(n)	“Permitted Encumbrances” means those encumbrances registered against the Borrower and described in Schedule “A” attached hereto;

(o)	“Security” means any security or security documentation (including any evidences of debt) as more fully described in section 3.1 hereof, given or to be given by the Borrower to the Lender to secure the Indebtedness or acquired or required by the Lender, hereunder or hereafter and includes any additions or amendments thereto or renewals or substitutions thereof from time to time.
1.2	Preamble and Schedules
           The parties hereby confirm and ratify the matters contained and referred to in the Preamble to this Agreement and agree that the Schedules attached hereto are expressly incorporated into and form part of this Agreement.

ARTICLE 2
2.1	The Loan
           The provisions of this Agreement and all Security shall be of continuous effect and form a continuous charge and security interest notwithstanding the balance owing under the Loan may be fluctuating and even may, from time to time and at any time, be or have been reduced to a nil balance and notwithstanding monies advanced may be repaid and further advances may be made and shown from time to time and such continuous effect and charge shall be evidence and security for any balance of the Indebtedness. Advances and repayments of the Loan shall be evidenced by the records of the Lender indicating advances to the Borrower and showing repayments by the Borrower. Such records shall be conclusive evidence of such advances and repayments.
2.2	Repayment and Interest
           The Borrower agrees to repay the Indebtedness with interest thereon at the Interest Rate as follows:
(a)	Interest only at the Interest Rate on so much of the Loan as is outstanding from time to time, calculated and computed monthly from the date of advances may be paid on the first day of each and every month in each and every year commencing with the first day of the month following the date of advances and continuing to and including the date that the full amount of the Indebtedness is repaid to the Lender or, if such interest is not paid monthly, then it shall be treated, as to the payment of further interest, as principal and bear compound interest at the Interest Rate until the full amount of the Indebtedness is repaid to the Lender;

(b)	Interest at the Interest Rate on the balance outstanding with respect to the Loan from time to time shall be payable both before and after demand, default, maturity and the obtaining of any judgment by the Lender against the Borrower and all interest on becoming overdue shall be treated, as to payment of further interest, as principal and shall bear compound interest at the rate payable with respect to the Loan both before and after the obtaining of any judgment by the Lender against the Borrower to the extent permitted by law;

(c)	upon completion of an Offering, all Indebtedness remaining outstanding thirty-seven (37) days following the date of the final prospectus issued in connection with the Offering shall on that date be repaid in full by issuance to the Lender from the treasury of the Borrower of the number of newly issued common shares of the Borrower equal to the amount of the then-outstanding aggregate principal Indebtedness (excluding accrued but unpaid interest thereon) divided by the public offering price of the shares offered in the

Offering and rounded up to the nearest number of full common shares (the “Exchange”); and

(d)	all Indebtedness shall be paid in full upon the earlier of:
(i)	the date of any Change of Control;

(ii)	the date of any Material Transaction;

(iii)	August 31, 2010; or

(iv)	such earlier date as the Indebtedness may become payable in accordance with the terms and conditions herein contained.
2.3	Prepayment
           Provided it is not in default hereunder or under any of the Security, the Borrower shall have the right to prepay all or any part of the Indebtedness outstanding at any time without notice, bonus or penalty in minimum payments of Ten Thousand DOLLARS ($10,000.00), or multiples thereof; provided however, that any partial prepayment shall in no way release the Borrower from its obligation to make any payments required pursuant to the provisions of the Security or this Agreement.
2.4	Place of Payment
           All sums to be paid to the Lender pursuant to this Agreement, whether for principal, interest or otherwise, shall be paid to the Lender at its offices at 1010 Sun Life Plaza I West Tower, 144 - 4th Avenue S.W., Calgary, Alberta, T2P 3N4, or such other place as may be designated by the Lender from time to time.
2.5	No Obligations to Advance
           Notwithstanding anything herein contained the Lender shall be under no obligation to make any advance or re-advance with respect to the Loan, to renew any promissory note given by the Borrower to the Lender or to provide any credit contemplated herein, the same always being in the sole, absolute, unfettered and arbitrary discretion of the Lender.
ARTICLE 3
3.1	Security
           As security for the payment of the Indebtedness and the due observance and performance by the Borrower of the obligations hereunder by it to be observed and performed, the Borrower agrees to execute and deliver, or cause to be executed and delivered, to the Lender forthwith upon execution of this Agreement (or if not so provided upon execution of this Agreement, then from time to time at the request of the Lender, before or after the occurrence of an Event of Default), the following security, all of which shall be in a form and content as approved and determined by the Lender in its sole and absolute discretion:
(a)	certified copies of all fire and extended coverage policies of insurance maintained by the Borrower, said policies of insurance to be satisfactory in form and content to the Lender and with respect to the Lands to contain mortgage endorsement clauses approved by the Insurance Bureau of Canada showing loss payable to the Lender;

(b)	the General Security Agreement;

(c)	mortgages of any lands owned by the Borrower from time to time;

(d)	such other security, agreements opinions, certificates or other instruments or documents, as required by the Lender in its sole and absolute discretion from time to time, including, without limitation, any guarantees and security agreements of subsidiaries or any security upon the shares of any subsidiary of the Borrower.
ARTICLE 4
4.1	Affirmative Covenants

The Borrower shall:
(a)	Repayment

Duly and punctually repay to the Lender the Loan and interest thereon and all other sums payable pursuant to the terms of this Agreement, on the dates, at the places, in the monies and in the manner provided for herein and in the Security;

(b)	Perform Covenants

Perform, observe and comply at all times with the covenants, terms, conditions, stipulations and provisos of this Agreement and the Security and other reasonable requirements stipulated by the Lender from time to time;

(c)	Maintain Security

Fully and effectually maintain and keep maintained the Security hereby created as valid and effective security at all times;

(d)	Further Security

Execute as required, and deliver to the Lender such other instruments of security, assurances and documentation as the Lender may require in accordance with the terms and conditions of this Agreement and the Security, all of which instruments of security, evidences of indebtedness and documents shall be in such form and shall contain such terms and conditions as may be required by the Lender’s solicitors;

(e)	Repair

Repair and keep in repair and good order and condition all buildings, erections, machinery and other plant and equipment and appurtenances thereto, the use of which is necessary or advantageous in connection with its business, up to a modern standard of usage and maintain the same consistent with the best practice of other corporations having similar undertakings; renew and replace all and any of the same which may be worn, dilapidated, unserviceable, obsolete, inconvenient or destroyed or may otherwise require renewal or replacement and at all reasonable times allow the Lender or its representative access to its premises in order to view the state and condition the same are in and in the event of any loss or damage thereto or destruction thereof, the Lender may give notice to the Borrower to repair, rebuild, replace or reinstate within a time to be determined by the Lender and to be stated in such notice and upon the Borrower failing to so repair, rebuild, replace or reinstate within such time, such failure shall constitute default hereunder, and will keep all of its assets in good condition and repair and maintain and replace as required according to the nature thereof;

(f)	Chattels

Keep in good repair and free from all encumbrances of any nature whatsoever any and all chattels which are now or which may in the future be used either directly or indirectly in the operation of the Borrower’s business;

(g)	Pay Workmen

Duly and punctually pay all debts and obligations to or on behalf of or in respect of workmen, employees and others which, if unpaid, might under the laws of Canada or of the Province of Alberta have priority over the Security hereby created or any part thereof;

(h)	Pay Liens, Charges, Costs, etc.

Promptly pay the full amount of:

(i)	any liens, charges and encumbrances upon its assets other than the Permitted Encumbrances;

(ii)	any reasonable charges by or expenses of the Lender in inspecting, protecting or valuing the Borrower’s assets;

(iii)	all costs, fees, disbursements, charges and expenses which have been or may be incurred by the Lender in negotiating the Loan; in investigating or perfecting title to the Borrower’s assets and the capacity of the Borrower to borrow the money secured hereby; in preparing and registering the Security, and all documents incidental or collateral hereto; in advancing any portion of the monies secured under the Security, in taking, recovering and keeping or attempting to procure possession of the Borrower’s assets or any part thereof; in enforcing or attempting to enforce the personal remedies or any other remedies available under the Security; in collecting or attempting to collect any of the monies secured under the Security; in realizing or attempting to realize on any Security collateral hereto; in any foreclosure or other proceedings, judicial or otherwise, to protect the Borrower’s assets or to realize on the Security or any part thereof; or in connection with any receivership and if a solicitor is retained in connection with any of the foregoing, such solicitor’s fees and disbursements shall be paid on a solicitor and his own client full indemnity basis; and if any other professional person or firm is retained or employed such person’s or firm’s fees shall be paid on the basis of his or its normal professional charges; and

(iv)	all other reasonable costs and expenses of the Lender incurred in connection with the Loan;
(i)	Pay Taxes

Pay or cause to be paid all taxes, rates, levies, assessments and impositions which are now or may hereafter be levied, charged, assessed, imposed or payable against or in respect of any of the assets or business of the Borrower as and when the same become payable and produce to the Lender receipts evidencing payment thereof within thirty (30) days from the due date thereof;

(j)	Make Payments

Make or cause to be made all payments that become due by the Borrower to any person, including, without limitation, all payments required pursuant to any security interest, mortgage, lease, charge or encumbrance to which the Borrower is party;

(k)	Maintain Insurance

Maintain insurance on all of its assets and properties with financially sound and reputable insurance companies against such perils as is usual with corporations holding similar assets and properties and in an amount not less than their full insurable value as is acceptable to the Lender and its solicitors and provide proof of same to the Lender;

(I)	Fire Insurance

Maintain fire and extended coverage policies of insurance with financially sound and reputable insurance companies on its assets as is usual for corporations conducting business similar to the Borrower but in an amount not less than their full insurable value with loss payable mortgage endorsement clauses in favour of the Lender as shall be approved by the Lender and its solicitors from time to time and as approved by the Insurance Bureau of Canada;

(m)	Public Liability Insurance

Maintain public liability insurance with financially sound and reputable insurance companies as is usual for corporations conducting businesses similar to the Borrower and as is acceptable to the Lender and its solicitors and provide proof of same to the Lender;

(n)	Boiler Insurance

Maintain boiler and pressure vessel policies of insurance with respect to the Lands with financially sound and reputable insurance companies in such amount as is prudent and is approved by the Lender and its solicitors and provide proof of same to the Lender;

(o)	Loss of Profits Insurance

Maintain use and occupancy coverage insurance with financially sound and reputable insurance companies against loss of profits during reconstruction of improvements on any lands owned or occupied by the Borrower as a result of damage caused by the boilers or pressure vessels;

(p)	Proofs of Loss

Forthwith on the happening of any loss or damage, furnish at its own expense all necessary proofs and do all necessary acts to enable the Lender to obtain payment of the insurance monies; and any insurance monies received, may, at the option of the Lender, be applied in rebuilding, reinstating or repairing the affected assets (including the repairing or purchasing of additional chattels) or be paid to the Borrower or any other person appearing to have a prior interest in the affected assets, or be applied or be paid partly in one way and partly in another, or may be applied, in the sole discretion of the Lender in whole or in part in repayment of the Loan, interest or other monies owing hereunder, whether due or not then due, notwithstanding any law, equity or statute to the contrary, all rights and benefits of the Borrower thereunder being hereby expressly waived;

(q)	Insurance Appraisal

Forthwith upon request furnish at its own expense, a certificate of a competent appraiser or other competent person selected by the Lender as to the sufficiency or otherwise of any insurance and as to the type and amount thereof;

(r)	Information

Provide upon request any information, whether financial or otherwise, which the Lender may require from time to time;

(s)	Records

Keep adequate records and books of account in accordance with Generally Accepted Accounting Principles and permit the Lender by its agents, accountants and solicitors to enter upon the premises of the Borrower and examine the Borrower’s records and books of account and make extracts therefrom and to discuss the records and books of account with officers of the Borrower at such reasonable times as may be required by the Lender;

(t)	Financial Information

Provide to the Lender within a reasonable time after its request, such financial or other information as the Lender shall request, including, without limitation, audited or unaudited financial statements of the Borrower;

(u)	Balance Owing Statements

Within ten (10) days after receipt of a request to do so, certify to the Lender or any person designated by the Lender the amount of the principal sum then due hereunder, the date to which interest is paid and that there have been no amendments hereof or, if there have been any such amendments, specifying them;

(v)	Inspect Premises

Permit the Lender and its servants and agents, to enter at all reasonable times into and upon the lands and premises owned or occupied by the Borrower and view the state and condition thereof and of all the Borrower’s assets;

(w)	Appraisal

At the request of the Lender, have any assets of the Borrower appraised annually in writing and provide such appraisal to the Lender at the Lender’s request, said appraisal to be satisfactory to the Lender at the Lender’s sole discretion;

(x)	Indemnity

Save the Lender harmless from all liability and damages of whatsoever nature which may be incurred in connection with the use and operation of the Borrower’s assets;

(y)	Notice of Actions

Give to the Lender prompt and immediate notice of any statement of claim, petition or writ or other court process, of distress or seizure that may affect the Borrower;

(z)	Notice of Default

Give written notice to the Lender of the occurrence of an Event of Default hereunder or of any other event which, with the giving of notice or the lapse of time, would constitute an event of default hereunder or which would materially or adversely affect the business or prospects or financial condition of the Borrower or its assets, forthwith upon the happening of such occurrence and provide the Lender with details of the action taken or proposed to be taken by the Borrower to remedy same;

(aa)	Corporate Existence

Maintain its corporate existence and do all such acts as are required in order to permit it to legally carry on its business;

(bb)	Carry on Business

Carry on and conduct the business of the Borrower in a proper and efficient manner without allowing or causing any material change to such business;

(cc)	Comply With Laws

Do, observe and perform or cause to be done, observed and performed all of its obligations and all matters and things necessary or expedient to be done, observed or performed under or by virtue of any law of Canada or any province or municipality thereof;

(dd)	Payroll Source Deductions

Pay all statutory payroll source deductions when due and shall immediately advise the Lender of any source deductions that are unremitted;

(ee)	Enforceable Obligations

Maintain this Agreement and the Security as legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

(ff)	Compliance with Hazardous Materials Laws

Comply, and cause all of the Borrower’s tenants and all other persons on or occupying any of the Borrower’s property to comply with all Hazardous Materials Laws. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it will not use, generate, manufacture, store or dispose of, nor will it permit the use, generation, storage or disposal of, Hazardous Materials on, under or about any of its property in violation of Hazardous Materials Laws, nor will it transport or permit the transportation of Hazardous Materials to or from any of its property in violation of Hazardous Materials Laws;

(gg)	Hazardous Materials Audit

If requested by the Lender, submit a report, satisfactory to Lender in its sole and absolute discretion, prepared by a consultant approved by Lender, specifying the methods and procedures being used on any of the Borrower’s property for the use, production, generation, treatment, storage or disposal of any Hazardous Material. The Lender reserves the right, in its sole and absolute discretion, to retain, at the Borrower’s expense, an independent professional consultant to review any report prepared by or for the Borrower or to conduct its own investigation of any of the property of the Borrower. The Borrower hereby grants to Lender, its agents, employees, consultants and contractors the right to enter upon any of the real property owned by the Borrower and to perform such tests on such property as are reasonably necessary to conduct such a review or investigation;

(hh)	Notice of Hazardous Materials Claims

Shall immediately advise the Lender in writing of:
(i)	any and all Hazardous Materials Claims;

(ii)	the presence of any Hazardous Materials (other than Permitted Amounts) on, under or about any of its property;

(iii)	any remedial action taken by the Borrower in response to any Hazardous Materials on, under or about any of its property; or Hazardous Materials Claims;

(iv)	the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any of its property that could cause such property or any part thereto to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Hazardous Materials Laws.
In addition, the Borrower shall provide Lender with copies of all communications to or from the Borrower with federal, provincial and municipal governments or agencies relating to Hazardous Materials Laws and all communications relating to Hazardous Materials Claims;
(ii)	Remedial Action

Shall promptly take any and all necessary remedial action in response to the presence, storage, use, disposal, transportation, discharge, or release of any Hazardous Materials on, under or about any of its property in violation of Hazardous Materials Laws; provided, however, that the Borrower shall take such remedial action in good faith so as to minimize any impairment to any of the Security. In the event the Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about any of its property, the Borrower shall conduct and complete such remedial action:
(i)	in compliance with all applicable federal, provincial and local laws, regulations, rules, ordinances and policies;

(ii)	to the satisfaction of Lender; and

(iii)	in accordance with the orders and directives of all federal, provincial and local governmental authorities.

4.2	Negative Covenants
           The Borrower shall not, without the prior written approval of the Lender first had and received:
(a)	Dispose of Assets

Sell or otherwise dispose of all or substantially all of its assets by conveyance, transfer, lease or otherwise;

(b)	Create Prior Charges

Create, assume or permit to exist any mortgage or charge or security interest of any nature or kind whatsoever on any of its assets charged in favour of the Lender or any part thereof, ranking or purporting to rank in priority to or pari passu with any charge or security held by the Lender with respect to such assets other than Permitted Encumbrances;

(c)	Reduction of Capital

Reduce its capital or make any distribution of assets;

(d)	Redemption of Shares

Redeem or purchase any of its present or future outstanding shares or otherwise retire or pay off any such shares;

(e)	Insurance Policies

Do or suffer anything to be done whereby any policy or policies of insurance maintained by the Borrower may become vitiated; if the Borrower shall fail to insure or cause to be insured all of its assets or any part thereof, or to pay or cause to be paid the premiums with respect to such insurance or to deliver the policies or contracts as aforesaid or if the Lender receives notice of the intended cancellation of any such policy or contract, the Lender shall be entitled to insure all of the Borrower’s assets, provided however that the Lender shall not be bound to insure all of the Borrower’s assets or, in the event of insuring all of the Borrower’s assets to insure any other than the interest of the Lender only, or to see to the payment of the premiums on any policy or be liable or responsible for any loss arising out of any defect in any policy or failure of any insurance company to pay for any loss thereunder;

(f)	Loans to Shareholders

Lend any amount to any shareholder, director or officer of the Borrower or person whose relationship to them is non-arms-length as that term is defined in the Income Tax Act (Canada) or lend any amount to any other person, firm or corporation other than in the ordinary course of the Borrower’s business;

(g)	Become a Guarantor

Become a guarantor of any obligation nor become endorser in respect of any obligation or otherwise become liable upon any note or obligation of any nature or kind whatsoever except for the benefit of the Lender;

(h)	Surrender Certificate of Incorporation

Surrender its Certificate of Incorporation, voluntarily wind up its business or take any other steps toward its corporate discontinuance or discontinuance of its business;

(i)	Fiscal Year

Change its present fiscal year;

(j)	Destruction of Records

Destroy any of its financial records;

(k)	Removal of Chattels

Remove any chattels forming part of the Borrower’s assets from the jurisdiction in which the Borrower conducts its business with such assets;

(l)	Prohibited Acts

Do any other act that by the terms of this Agreement or the Security it is not permitted to do.
ARTICLE 5
5.1	Representations

The Borrower represents and warrants that:
(a)	the Borrower has full power, authority and capacity to execute and deliver this Agreement and the Security and to carry out the transactions contemplated herein and therein, all of which have been duly and validly authorized by all necessary corporate proceedings and that the documents hereinbefore referred to have been duly executed and delivered by the Borrower and are in full force and effect and constitute legal, valid and binding obligations of the Borrower;

(b)	neither the execution nor delivery of this Agreement or the Security, nor the fulfillment of or compliance with the terms and provisions thereof will contravene any provision of law, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to the Borrower or conflict with or result in a material breach of the terms, conditions or provisions of or constitute a default under any agreement or instrument to which the Borrower is now a party or by which any of its property or assets may be bound or affected;

(c)	there are no pending or threatened actions or proceedings before any Court or administrative agency which may materially adversely affect the financial condition or operations of the Borrower;

(d)	the Borrower and its assets shall not be at any time during the time that the Indebtedness remains outstanding, a party to or bound by any contract, agreement or undertaking or subject to any restriction in constating documents or to any corporate, contractual or personal restriction or inhibition howsoever imposed that would materially or adversely affect the business, property, assets or financial condition of the Borrower;

(e)	the Borrower lawfully owns and is lawfully in possession of all of its assets and that it has a good right and lawful authority to grant, convey, assign, transfer, hypothecate, mortgage, pledge and charge its assets as provided herein and in the Security.
All representations and warranties of the Borrower shall be true and accurate as of the date of any advance under the Loan and shall survive the advance of any funds by the Lender to the Borrower or the delivery or registration (if applicable) of the Security and shall continue until the Security has been discharged and released in full by the Lender.
ARTICLE 6
6.1	Events of Default

The following are events of default:
(a)	if the Borrower shall make default in payment of any principal, interest or other amounts in regard to the Indebtedness;

(b)	if the Borrower should default or be in breach of the performance or observance of any part of the covenants, agreements, conditions, warranties or representations on the part of the Borrower to be kept, observed, performed or given herein or under the Security, or any collateral or supplemental agreement hereto, or any other agreement whatsoever entered into between the Borrower and the Lender, or should any other person, firm, or company being a party to this Agreement or to any agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition herein or therein on its part to be observed or performed;

(c)	if the Borrower should fail to pay any charges, rents, taxes, or rates on leasehold property, or other charges of a like nature, or if the Borrower fails to observe and perform any of the covenants, payments or conditions in any lease, license, concession, agreement, agreement for sale, charge or encumbrance;

(d)	if the Borrower makes default in the payment of any borrowed money, or in the performance of any term, condition or covenant contained in any loan, mortgage or other security agreement to which it is a party;

(e)	if the Borrower should create or attempt to create any mortgage or charge or permit any lien to be created or arise on any of its assets except as otherwise permitted herein;

(f)	if an order shall be made or an effective resolution passed for the winding-up of the Borrower, or if a Petition is filed for the winding-up of the Borrower;

(g)	if the Borrower shall make an assignment for the benefit of creditors or be declared bankrupt, or if a custodian or receiver or receiver and manager or other officer with similar powers be appointed with respect to the Borrower or any of its property or if the Borrower voluntarily files a Petition in Bankruptcy or commits any act of bankruptcy, or proposes to take the benefit of any provision of the Companies Creditors Arrangements Act (Canada) as now or hereafter in force or makes any arrangement with its creditors pursuant to the terms of the applicable corporations legislations as now or hereinafter in force;

(h)	if the Borrower ceases or threatens to cease to carry on its business or if the Borrower commits any act of bankruptcy;

(i)	if the Borrower passes or purports to pass any resolution or takes or purports to take any corporate proceedings to enable it to take proceedings for its dissolution or liquidation;

(j)	if the Borrower shall lose its charter by expiration, forfeiture or otherwise or if a receiver or receiver-manager for all or any part of the Borrower’s assets or any other party with like powers shall be appointed;

(k)	if any execution, distress, sequestration or any other process of any court becomes enforceable against the Borrower of if a distress or analogous process is levied upon the property of the Borrower or any part thereof, PROVIDED however that the Security shall not be enforceable if:

(i)	such execution, sequestration or other process is in good faith being disputed by the Borrower;

(ii)	the Lender does not, in its sole discretion, feel that such execution, distress, sequestration or other process hereinbefore referred to jeopardizes or impairs its Security, or prejudices the rights of the Lender; and

(iii)	at the Lender’s request, the Borrower provides further Security which the Lender in its absolute discretion deems sufficient to pay in full the amount claimed in the event that the execution, distress, sequestration or any other process as hereinbefore referred to is held to be valid against the Borrower;
(l)	if there is any Change of Control;

(m)	if the Security shall in any respect cease to be in full force and effect or the validity thereof or the applicability thereof to this Agreement or of any of the obligations of the Borrower thereunder or hereunder shall be disaffirmed by or on behalf of the Borrower.
Upon the happening of any of the Events of Default which is not cured within ten (10) days after receipt of written notice by the Borrower from the Lender (except for those Events of Default set forth in Sections 6.1 (e) — 6.1(m) for which there is no cure period), the entire Indebtedness of the Borrower to the Lender shall, at the option of the Lender, become due and payable whether with or without further demand therefor, and the Security shall become enforceable in each and every such event. The occurrence of an Event of Default which is not cured within any applicable cure period shall be deemed to constitute due demand and presentment for payment of any promissory note and shall constitute such demand as may be required with respect to any Security and shall be deemed to constitute an event of default under any of the Security and the Lender shall thereupon have all rights and remedies available to it at law or in equity consequent thereon, whether arising by virtue of any promissory note, the Security, this Agreement or otherwise, including without limiting the generality of the foregoing, the right and power of the Lender to take possession of the undertaking, property and assets of the Borrower and/or appoint a Receiver of Receiver-Manager with respect to such undertaking, property and assets.
ARTICLE 7
7.1	Preserve Security
           In the event that the Borrower shall fail to pay or cause to be paid any sum payable by it, whether according to the terms of this Agreement or otherwise, when they become payable, or shall fail to repair or cause to be repaired any of its assets, the Lender may, without prejudice to any other rights available to the Lender, pay said sum or make arrangements for such repairs and the Lender may make such other expenditures as it deems necessary so as to protect any Security or to perfect title to any Security and all sums so expended or indebtedness incurred by the Lender, together with all costs, charges and expenses, including legal fees as between a solicitor and his own client on a full indemnity basis, shall be added to and form part of the Indebtedness and be secured by the Security and bear interest until paid at the Interest Rate.
7.2	Enforcement
           The Lender may at any time without notice and without any other formality, all of which are hereby waived, enforce any or all of the Security; provided that notwithstanding anything herein or in any of the Security contained, the Lender shall not under any circumstances be bound or obligated to enforce all or any of the Security nor shall the Lender be obligated to collect or cause to be collected any amounts owing in respect of any of the Security.
7.3	No Merger
           Nothing in this Agreement, in any promissory note given by the Borrower to the Lender or in any of the Security given hereunder or which may be acquired by the Lender with respect to this Agreement, and no act or omission by the Lender with respect to this Agreement, any such promissory note or the Security shall in anyway prejudice the rights, remedies or powers of the Lender against the Borrower with respect to the Indebtedness of the Borrower to the Lender, or any Security now or hereafter held by the Lender. The Security held by the Lender shall not operate by way of merger of any portion of the Indebtedness of the Borrower to the Lender hereunder or under any deed, guarantee, contract, draft, bill of exchange, promissory note or other negotiable instrument, or otherwise howsoever, by which the same may now or at any time hereafter arise or be represented or evidenced, and no judgment recovered by the Lender shall merge or in any way affect any of the Security or the Lender’s right to interest thereon.
7.4	Right of Application
           The Lender may from time to time apply and re-apply (and notwithstanding any previous application) in such manner as it, in its sole discretion sees fit, any monies received by it from the Borrower or from collections, sales, or realizations of, on or under any Security, after first deducting the charges therefor or any expenses thereof, including costs as between a solicitor and his client, in or toward payment of any portion of the Indebtedness of the Borrower to the Lender; and any such monies may be held by the Lender unappropriated in a collateral account for such time as the Lender sees fit; and the Borrower shall have no right to make or require any appropriation inconsistent with any such application by the Lender; and the taking of a judgment or judgments or any other action or dealing whatsoever by the Lender in respect of any Security given or to be given by the Borrower shall not operate as a merger of any other Security given to the Lender or any part thereof, or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with such

Security or the Indebtedness or the obligations of the Borrower; and the foreclosure, surrender, cancellation, variation or any other dealing with or modification of any Security for such Indebtedness shall not release or affect the liability of the Borrower for its total Indebtedness or release or affect any other part of the Security held by the Lender. Notwithstanding the foregoing, the Lender agrees that if the Borrower ceases to be a wholly owned subsidiary of the Lender, then the Lender shall apply monies received from the Borrower firstly to the portion of the Indebtedness bearing the highest rate of interest.
7.5	Termination
           This Agreement shall continue in full force and effect, notwithstanding that there may be at any time and from time to time no Indebtedness of the Borrower to the Lender, until terminated by the Lender but this Agreement may be terminated by the Borrower upon written notice delivered to the Lender at any time when there is no Indebtedness or other obligation outstanding of the Borrower to the Lender. This Agreement and the General Security Agreement shall terminate automatically upon the issuance to the Lender by the Borrower of the common shares pursuant to the Exchange and the Lender shall take all such actions as may be necessary or appropriate to release all Security on any property or assets of the Borrower or any of its subsidiaries created under, pursuant to or in connection with this Agreement or the General Security Agreement, including the filing of the appropriate discharges in connection therewith. Upon termination of this Agreement the Borrower shall be entitled to discharges of all Security then held by the Lender hereunder provided that the cost of preparing, executing, delivering and, if necessary, registering such discharges shall be paid by the Borrower, including fees as between a solicitor and his client.
7.6	Conflict
           In the event of a conflict between the terms of this Agreement and the Security or any other agreements respecting the Indebtedness, the terms of this Agreement shall prevail. The Borrower acknowledges that, notwithstanding the provisions of this Agreement, and for the purpose of properly securing the Lender, the terms and conditions of the Security may, where deemed necessary by the Lender or its solicitors, contain provisions which are not dealt with in this Agreement. To the extent that this occurs, the said additional provisions shall not be inconsistent with this Agreement.
7.7	Indemnity
           The Borrower does hereby protect, indemnify and hold the Lender, its directors, officers, employees and agents, and any successors to the Lender’s interest in any Security, and any other person who acquires any portion of the Security or any of the Borrower’s property through the Lender at a sale or otherwise through the exercise of Lender’s rights and remedies under the Security, and any successors to any such other person or legal entity, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless for, from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, legal fees on a solicitor and his own client basis and costs and expenses of investigation) which arise out of or relate in any way to any breach of any of the covenants hereunder or any terms and provisions hereof or of the Security, whether by the Borrower or any other person for whom the Borrower is responsible, including, without limitation, all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of the use, production, generation, storage, discharge or disposal of Hazardous Materials by the Borrower, any prior owner or operator of any of the Borrower’s property or any person or entity on or about any of the Borrower’s property, any residual contamination affecting any natural resource or the environment, and the costs of any required or necessary repair, cleanup or detoxification of any property of the Borrower or of any other person whose property has been affected.
ARTICLE 8
8.1	Notices
           Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if:
(a)	personally delivered to the party to whom it is intended or if such party is a corporation to an officer of that corporation; or

(b)	if mailed by prepaid registered mail, to the address of the party to whom it is intended hereinafter set forth:
(i)	if to the Borrower then to:

NUCRYST Pharmaceuticals Corp. 10102-114 Street Fort Saskatchewan, Alberta T8L 3W4 Attention: President Fax No.: (780) 992-5301

with a copy to:

Nucryst Pharmaceuticals Corp. 50 Audubon Road Wakefield, MA 01880 Attention: President Fax No.: (781) 246-6012

(ii)	if to the Lender then to:

The Westaim Corporation 1010 Sun Life Plaza I West Tower

144-4th Avenue S.W. Calgary, Alberta T2P 3N4

and a copy to:

The Westaim Corporation 10102-114 Street Fort Saskatchewan, Alberta T8L 3W4 Attention: General Counsel Fax No.: (780) 992-5301
           or to such other address as a party may from time to time direct in writing.
Any notice delivered as aforesaid shall be deemed to have been received on the date of delivery and any notice mailed shall be deemed to have been received seventy-two (72) hours after the date it is postmarked. If normal mail service is interrupted by strike, slowdown, force majeure or other cause after the notice has been sent the notice will not be deemed to be received until actually received. In the event normal mail service is impaired at the time of sending the notice, then personal delivery only shall be effective.
8.2	Headings
           The headings in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provisions hereof.
8.3	Governing Law
           This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in Alberta.
8.4	Time of Essence
           Time shall be of the essence of this Agreement and of every part hereof.
8.5	Payment of Monies
           The parties acknowledge and agree that any payment of monies required to be made hereunder shall be made in Canadian funds and that any tender of monies or documents hereunder may be made upon the solicitors acting for the party upon whom the tender is desired and it shall be sufficient that a negotiable bank draft is tendered instead of cash.

8.6	Due Date Extended
           The parties acknowledge and agree that if any date for payment of monies hereunder or fulfillment of any obligation hereunder shall fall on a Saturday, Sunday or statutory holiday such date for the payment of such monies or fulfillment of such obligation hereunder shall be deemed postponed and extended to the next following business day.
8.7	Unenforceable Terms
           If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.
8.8	No Waiver
           No consent or waiver, express or implied, by the Lender to or of any breach or default by the Borrower in the performance by the Borrower of its obligations hereunder or under any Security shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by the Borrower. Failure by the Lender to complain of any act or failure to act of the Borrower or to declare the Borrower in default, irrespective of how long such failure continues, shall not constitute a waiver by the Lender of its rights hereunder.
8.9	Assignment
           This Agreement shall not be assigned by the Borrower without the prior written consent of the Lender, but the Lender may assign its position under this Agreement or under any Security to any party without the consent of the Borrower.
8.10	Singular, Plural and Gender
           Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the facts or context so requires and the provisions hereof and all covenants herein shall be construed to be joint and several when applicable to more than one party.
8.11	Enurement
           This Agreement shall enure to the benefit of and be binding upon the parties hereto and the successors and permitted assigns of the Borrower and the successors and assigns of the Lender.

           IN WITNESS WHEREOF the parties have hereunto set their corporate seals duly attested to by the hands of their properly authorized officers in that behalf all on the day and year first above written.

NUCRYST PHARMACEUTICALS CORP.

Per:	/s/ (ILLEGIBLE)

Per:	/s/ (ILLEGIBLE)

THE WESTAIM CORPORATION

Per:	/s/ (ILLEGIBLE)

Per:	/s/ (ILLEGIBLE)

SCHEDULE“A”
PERMITTED ENCUMBRANCES
The Permitted Encumbrances are:

1.	liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which is being contested at the time in good faith and as to which adequate reserves have been set aside for payment of the same;

2.	liens under or pursuant to any judgment rendered, or claim filed which are contested in good faith provided execution thereof has been stayed and as to which adequate cash reserves have been set aside for payment of the same;

3.	undetermined or inchoate liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent;

4.	easements, rights-of-way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, right-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph conduits, poles, wires and cables) granted to or reserved or taken by any other person which singly or in the aggregate do not materially detract from the value of the land converted or materially impair its use in the operation of the business of the Borrower;

5.	any security given to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Borrower in the ordinary course of its business which singly or in the aggregate do not materially impair its use in the operation of its business;

6.	the reservation in any ordinary grants from the Crown of any land or interests therein and statutory exceptions to title;

7.	any mortgage, charge, lien or other encumbrance created, issued or assumed by the Borrower to secure part or all of the purchase price of property acquired in the ordinary course of business provided that:
(a)	the amount secured shall not exceed 100% of the actual purchase price or cost; and

(b)	such security shall only be granted concurrently with the incurrence of the indebtedness and such security shall be limited to the property so acquired;

8.	capitalized lease obligations;

9.	the interests of secured parties in the following registrations in the Personal Property Registry for the Province of Alberta:
(a)	Registration No. 01062114036 by Computershare Trust Company of Canada, Corporate Trustee;

(b)	Registration No. 01062114572 by Computershare Trust Company of Canada, Corporate Trustee;

(c)	Registration No. 04011929108 by Ikon Office Solutions, Inc.; and

(d)	Registration No. 02121015123 by Ikon Office Solutions, Inc.